                                  EXHIBIT 10.4

                                 LOAN AGREEMENT

                                  $ 12,000,000



                                   DATED AS OF

                                FEBRUARY 27, 2007



                                 by and between



                                  ISRAMCO, INC.
                             A DELAWARE CORPORATION,

                               as the "Borrower",

                                       and

                         I.O.C. ISRAEL OIL COMPANY, LTD.

                                 As the "Lender"

                                 LOAN AGREEMENT
                                 --------------

        THIS LOAN AGREEMENT, dated as of February 27, 2007, is made and entered into by and between ISRAMCO, INC., a Delaware corporation (the "Borrower") and I.O.C. ISRAEL OIL COMPANY, LTD. (the "Lender").

                                   WITNESSETH:

        WHEREAS, ISRAMCO ENERGY, L.L.C., a Texas limited liability company ("Isramco Energy"), is a wholly owned subsidiary of the Borrower;

        WHEREAS, Isramco Energy has entered into a Purchase and Sale Agreement with Five States Energy Company, L.L.C. and its related entities (the "PSA") pursuant to which Borrower is to acquire interests in certain oil and gas properties located in the States of Texas and New Mexico (the "Acquisition");

        WHEREAS, the Borrower desires to obtain financing in the amount of Twelve Million Dollars ($12,000,000) from the Lender for purposes of contribution to the equity of Isramco Energy for the Acquisition, working capital, capital expenditures, to finance acquisitions of oil and gas properties and other assets related to the exploration, production and development of oil and gas properties, and for other lawful corporate purposes;

        WHEREAS, the Lender is willing to extend the financing to Borrower upon the terms and conditions herein set forth.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, receipt of which is acknowledged by the parties hereto, the parties agree, as follows:

                                   ARTICLE I

                               CERTAIN DEFINITIONS

        When used herein, the following terms shall have the following meanings:

        1.1 BUSINESS DAY shall mean a day other than a Saturday, Sunday or a day upon which banks in the State of Texas are closed to business generally; provided that when used in connection with a Libor Loan, the term shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

        1.2 DEFAULT RATE shall mean the Stated Rate plus 12 percentage points (12%) per annum.

        1.3     EFFECTIVE DATE shall mean February 27, 2007.

        1.4     EVENT OF DEFAULT shall mean any of the events specified in
Section 7.1 of this Agreement, and Default shall mean any event, which together with any lapse of time or giving of any notice, or both, would constitute an Event of Default.

        1.5 GOVERNMENTAL AUTHORITY shall include the country, the state, county, city and political subdivisions in which any Person or such Person's property is located or which exercises valid jurisdiction over any such Person or such Person's property, and any Tribunal of any of them, including monetary authorities, which exercises valid jurisdiction over any such Person or such Person's property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, Borrower, any of its Subsidiaries, any of Borrower's properties or the Lender.

        1.6 GOVERNMENTAL REQUIREMENT shall mean any Law, or other directive or requirement (whether or not having the force of law), including, without limitation, environmental laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

        1.7 HEREBY, HEREIN, HEREOF, HEREUNDER and similar such terms shall mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears.

        1.8 HIGHEST LAWFUL RATE shall mean on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or Texas laws permits the higher interest rate, stated as a rate per annum. On each day, if any, that the Texas Finance Code establishes the "Ceiling Rate", the Ceiling Rate shall be the "weekly ceiling" (as defined in the Texas Finance Code) for that day. Lender may from time to time, as to current and future balances, implement any other ceiling under the Texas Finance Code by notice to Borrower, if and to the extent permitted by the Texas Finance Code. Without notice to Borrower or any other person or entity, the Ceiling Rate shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctuates.

        1.9 INDEBTEDNESS shall mean any and all: (i) indebtedness, obligations and liabilities of the Borrower to the Lender incurred or which may be incurred hereafter pursuant to the terms of this Agreement or any of the other Loan Documents, and any extensions, renewals, substitutions, amendments and increases in amount thereof, including such amounts as may be evidenced by the Note and all lawful interest thereon and other charges, and all reasonable costs and expenses incurred by the Lender in connection with the preparation, filing and recording of the Loan Documents, including attorneys fees (ii) all reasonable costs and expenses, including attorneys' fees, paid or incurred by the Lender in enforcing or attempting to enforce collection of any Indebtedness and in enforcing or realizing upon or attempting to enforce or realize upon any collateral or security for any Indebtedness and in protecting and preserving the Lender's interest in the Indebtedness or any collateral or security for any Indebtedness in any bankruptcy or reorganization proceeding, including interest on all sums so expended by the Lender accruing from the date upon which such expenditures are made until paid, at an annual rate equal to the Default Rate; and (iii) sums expended by the Lender in curing any Event of Default or Default of the Borrower under the terms of this Agreement, the other Loan Documents or any other security agreement or other writing evidencing or securing the payment of the Indebtedness described herein, including the Note.


                                 Loan Agreement
                                     Page 2
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        1.10    INTEREST PERIOD shall mean shall mean the period commencing on the Effective Date and ending on the numerically corresponding day each six (6) calendar months thereafter, except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

        1.11 LAW(S) shall mean all statutes, laws, ordinances, regulations, orders, rules, codes, permits, franchises, licenses, certificates, writs, injunctions, or decrees of the United States, any state or commonwealth, any municipality, any foreign country, any territory or possession, or any Tribunal.

        1.12 LIBOR shall mean, at any time of determination, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Market Service Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR" shall mean the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBOR Page, the applicable rate shall be the arithmetic mean of all such rates. In the event that such rate does not appear on either Dow Jones Market Service Page 3750 or Reuters Screen LIBOR Page, "LIBOR" shall be the rate per annum at which deposits in Dollars are offered by leading reference banks in the London interbank market to Wells Fargo Bank, N.A. at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of this Loan.

        1.13 LIEN shall mean any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under the Laws of any jurisdiction).

        1.14 LOAN shall mean the funds loaned to the Borrower by the Lender pursuant to this Agreement.

        1.15 LOAN DOCUMENTS means, on any date, this Agreement, the Note and all other agreements relating to this Agreement entered into from time to time between Borrower and the Lender and all other documents and certificates executed and delivered to the Lender by the Borrower in connection with any of the foregoing, as from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

        1.16 MATERIAL ADVERSE EFFECT shall mean any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations, prospects or affairs of the Borrower


                                 Loan Agreement
                                     Page 3
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and its Subsidiaries taken as a whole; or (ii) the ability of the Borrower and its Subsidiaries, taken as a whole, to carry out their business on and after the Effective Date or as proposed as of the Effective Date to be conducted or meet its obligations under the Loan Documents on a timely basis.

        1.17 MATURITY DATE shall mean, unless the Note is sooner accelerated pursuant to this Agreement, February 26, 2012.

        1.18 MAXIMUM RATE shall mean at any particular in question, the maximum rate of interest which, under applicable law, may then be charged. If such maximum rate changes after the date hereof, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as the effective date of each change in such maximum rate period.

        1.19 NOTE shall mean the Note as described and defined in Article II of this Agreement, together with each and every extension, renewal, modification, replacement, substitution and change in form thereof which may be from time to time and for any term or terms effected.

        1.20 PERSON shall mean and include an individual, a partnership, a limited partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization, and a government or any department, agency or political subdivision thereof.

        1.21 RESPONSIBLE OFFICER shall mean the chief executive officer, chief operating officer, chief financial officer, president or managing director of the Borrower.

        1.22 SUBSIDIARY shall mean (i) any corporation, at least 50% of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned by the Borrower either directly or through Subsidiaries; and (ii) any partnership, joint venture or similar entity if at least a 50% interest in the profits or capital thereof is owned by the Borrower, either directly or through Subsidiaries.

        1.23 STATED RATE shall mean a rate per annum equal to LIBOR plus six percent (6%); provided, however, that if the Stated Rate ever exceeds the Highest Lawful Rate, the Stated Rate shall then and thereafter be fixed at a rate per annum equal to the Highest Lawful Rate then and from time to time thereafter in effect until the total amount of interest accrued at the Stated Rate on the unpaid balance of this Note equals the total amount of interest which would have accrued at the Highest Lawful Rate from time to time in effect.

        1.24 TAXES shall mean all taxes, assessments, fees, or other charges or levies from time to time or at any time imposed by any Laws or by any Tribunal as hereafter defined.

        1.25 TRIBUNAL shall mean any municipal, state, commonwealth, Federal, foreign, territorial or other sovereign, governmental entity, governmental department, court, commission, board, bureau, agency or instrumentality.

        1.26 OTHER DEFINITIONAL PROVISIONS. References to Sections, subsections, Exhibits and Schedules shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in Article I may,


                                 Loan Agreement
unless the content otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, words importing any gender include the other genders; the words including, includes and include shall be deemed to be followed by the words without limitation; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

                                   ARTICLE II

                                      LOAN

        2.1 LOAN. Upon the terms and subject to the conditions hereinafter set forth, the Lender agrees to loan to Borrower the sum of Twelve Million and NO/100 U.S. Dollars (US $12,000,000.00) (the "Loan"). The Loan will be funded on or before the Effective Date. The unpaid principal balance and all accrued interest of the Loan are due and payable on the Maturity Date.

        2.2 PAYMENTS BY LENDER. The Lender shall fund the Loan to Borrower, as requested by Borrower, by wire transfer of immediately available funds by 11:00 a.m. Houston, Texas time to the account of the Borrower as designated by the Borrower for such purpose by written notice to the Lender.

        2.3 NOTE. The Borrower shall execute and deliver to the order of the Lender a promissory note in the original principal amount the Loan, the form of which is annexed hereto as EXHIBIT A and hereby made a part hereof (hereinafter referred to as the "Note"). The Note shall be dated as of the Effective Date, and shall provide for one annual payment of accrued interest on the first anniversary of the Effective Date hereof, followed by four equal annual payments of principal and accrued interest on each succeeding anniversary date until the Maturity Date, when the unpaid and outstanding principal balance of the Note, together with accrued but unpaid interest thereon, shall be due and payable. The Note shall bear interest on the unpaid balance of principal from time to time outstanding and on any past due interest at an annual interest rate determined pursuant to Section 2.6 hereof, but in no event at a rate greater than permitted by applicable Law. All payments received shall be applied first to accrued interest and then to the outstanding principal amount owing on the Note. All payments and prepayments shall be made in lawful money of the United States of America. After maturity (whether by acceleration or otherwise) the Note shall bear interest at the Default Rate, payable on demand. Interest shall be calculated on the basis of a year of 365 days, but assessed for the actual number of days elapsed in each Interest Period.

        2.4 PROCEEDS OF LOAN. Proceeds of the Loan shall be used only for the purposes of (i) Borrower's equity contribution to Isramco Energy; (ii) working capital and general corporate purposes; and (iii) refinancing of existing debt.


                                 Loan Agreement
                                     Page 5
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        2.5     RESPONSIBLE OFFICER. A Responsible Officer may, from time to time, notify the Lender in writing of a change in the Responsible Officer. From and after the Lender's receipt of such written notice, the Lender may rely on any such request or certificate purportedly signed by any individual who has been so designated as a Responsible Officer pursuant to this Agreement unless or until it receives written notice from a Responsible Officer of the deletion of a Responsible Officer.

        2.6     INTEREST RATES.

                (a) INTEREST PRIOR TO MATURITY. Subject to the provisions and limitations hereof, the outstanding principal balance of the Loan hereunder shall accrue interest at the Stated Rate.

                (b) INTEREST AFTER MATURITY. After the outstanding principal amount of the Loan shall have become past due (by acceleration or past the stated maturity date), such Loans shall bear interest for each day until paid (before and after judgment) at the Default Rate.

        2.7 PREPAYMENTS. Borrower shall have the right at its option, from time to time, to prepay the Loan in whole or part without premium or penalty at any time.

        2.8 PAYMENTS FROM BORROWER. All payments shall be payable to the Lender on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue if not timely paid within applicable grace or curative periods herein specified. Such payments shall be made to the Lender at such location as Lender may from time to time designate in writing in U.S. Dollars in funds immediately available at such office without set off, counterclaim or other deduction of any nature. To the extent permitted by law, after there shall have become due (by acceleration or otherwise), interest or any other amounts due from the Borrower hereunder or under the Note (excluding overdue principal, which shall bear interest as described in Section 2.6(b) hereof), such amounts shall bear interest for each day until paid (before and after judgment), payable on demand, at the Default Rate.

        2.9 FULL PAYMENT. All outstanding principal and accrued but unpaid interest on the Note shall be due and payable at the Maturity Date.

                                  ARTICLE III

                          CONDITIONS PRECEDENT TO LOANS

        3.1 CONDITIONS PRECEDENT TO FUNDING. The effectiveness of this Agreement and the obligation of the Lender to make the Loan are subject to the satisfaction of all of the following conditions on or prior to the Effective Date (in addition to the other terms and conditions set forth herein):

                (a) REPRESENTATIONS AND WARRANTIES. The covenants, representations and warranties set forth herein and in the other Loan Documents shall be true and correct in all material respects on and as of the Effective Date, with the same effect as though made on and as of the Effective Date.


                                 Loan Agreement

                (b) NOTE. The Borrower shall have executed and delivered to the Lender the Note payable to the order of the Lender.

                (c) OTHER INFORMATION. The Lender shall have received such other information, documents and assurances as shall be reasonably requested by the Lender.

                                   ARTICLE IV

                              AFFIRMATIVE COVENANTS

        The Borrower covenants and agrees with the Lender that from the date hereof and so long as this Agreement is in effect (by extension, amendment or otherwise) and until payment in full of all Indebtedness and the performance of all other obligations of the Borrower under this Agreement, unless the Lender shall otherwise consent in writing:

        4.1 PAYMENT OF TAXES AND CLAIMS. The Borrower will pay and discharge or cause to be paid and discharged all Taxes imposed upon the income or profits of the Borrower or upon the property, real, personal or mixed, or upon any part thereof, belonging to Borrower before the same shall be in default, and all lawful claims for labor, rentals, materials and supplies which, if unpaid, might become a Lien upon its property or any part thereof; provided, however, that the Borrower shall not be required to pay and discharge or cause to be paid or discharged any such Tax, assessment or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and adequate book reserves shall be established with respect thereto, and the Borrower shall pay such Tax, charge or claim before any property subject thereto shall become subject to levy of attachment or execution.

        4.2 MAINTENANCE OF EXISTENCE. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its organizational existence, rights and franchises and good standing in the State of Delaware and as a foreign corporation qualified in such other jurisdiction(s) in which the failure to maintain such qualification would have a Material Adverse Effect.

        4.3 PRESERVATION OF PROPERTY. The Borrower will at all times maintain, preserve and protect all of the Borrower's properties which are used or useful in the conduct of the Borrower's businesses whether owned in fee or otherwise, or leased, in good repair and operating condition and comply with all material leases to which it is a party or under which it occupies property so as to prevent any material loss or forfeiture thereunder.

        4.4 PAYMENT OF INDEBTEDNESS/PERFORMANCE OF OBLIGATIONS. The Borrower will pay the obligations under the Note according to the reading, tenor and effect thereof and the Borrower hereby agrees to pay, when due and owing, all Indebtedness, whether or not evidenced by the Note.

        4.5     OPERATION OF PROPERTIES AND EQUIPMENT.

                (a) The Borrower will maintain and operate, and will cause each of its Affiliates (if any) to maintain and operate, their respective properties in a good and workmanlike


                                 Loan Agreement
                                     Page 7
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manner, except to the extent a failure to so observe and comply is not reasonably expected to have a Material Adverse Effect.

                (b) The Borrower will comply, and will cause each of its Affiliates (if any) to comply, in all respects with all contracts and agreements applicable to or relating to their respective properties, except to the extent a failure to so comply is not reasonably expected to have a Material Adverse Effect.

                                   ARTICLE V

                               NEGATIVE COVENANTS

        The Borrower covenants and agrees with the Lender that from the date hereof and so long as this Agreement is in effect (by extension, amendment or otherwise) and until payment in full of all Indebtedness, unless the Lender shall otherwise consent in writing:

        5.1 LIENS. Other than the first lien and security interest of Wells Fargo National Bank, N.A., upon properties of Isramco Energy, the existing liens securing existing debt of its other Subsidiaries, and the liens and security interests pledged to Naphtha Israel Petroleum Corp., Ltd. by Jay Petroleum, L.L.C., the Borrower will not, and will not permit any of its Subsidiaries (if any), to create, incur, assume, or suffer to exist any lien upon or with respect to any of its properties, now owned or hereafter acquired, except:

                (a) Liens for taxes or assessments or other government charges or levies if not yet due and payable or, if due and payable or, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

                (b) Liens imposed by law, such as mechanics', materialmen's, landlords', warehousemen's, and carriers' Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than thirty (30) days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

                (c) Liens under workers' compensation, unemployment insurance, Social Security or similar legislation;

                (d) Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

                (e) Judgment and other similar liens (in the aggregate exceeding $100,000) arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings.

        5.2 SALE OF ASSETS. The Borrower will not sell, lease, assign, transfer, or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation,


                                 Loan Agreement
                                     Page 8
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shares of stock, receivables, and leasehold interests) in excess of $150,000 in the aggregate during any twelve (12) consecutive month period of time, except:
(1) inventory disposed of or leased in the ordinary course of business; (2) the sale or other disposition of other assets no longer used or useful in the conduct of its business; and (3) as otherwise expressly permitted pursuant to this Agreement.

        5.3 USE OF LOAN PROCEEDS. The Borrower shall not use any proceeds of the Loan for any purpose other than those expressly permitted and contemplated by this Agreement, and in no event shall any loan proceeds be used for any purpose that would create or cause a breach, violation or default or event of default hereunder or under any of the other Loan Documents or violation of Regulations T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

        To induce the Lender to enter into this Agreement and to make the Loan to the Borrower under the provisions hereof, and in consideration thereof, the Borrower represents, warrants and covenants as follows:

        6.1 GOOD STANDING, AND DUE QUALIFICATION. The Borrower (a) is a limited liability company duly formed, validly existing, and in good standing under the laws of the State of Delaware; (b) has the power and authority to own its assets and to transact the business in which it is now engaged or in which it is proposed to be engaged; and (c) is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect. The initial Responsible Officer of the Borrower has all necessary corporate power and authority to execute and deliver this Agreement, the Note, and the other Loan Documents to the Lender.

        6.2 LITIGATION. There is no action, suit, investigation or proceeding threatened or pending before any Tribunal against or affecting the Borrower or any properties or rights of the Borrower, which, if adversely determined, would result in any material adverse change in the business or condition, financial or otherwise, of the Borrower, or otherwise materially adversely affect the ability of the Borrower to perform its obligations under this Agreement. The Borrower is not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any Tribunal.

        6.3 CONFLICTING AGREEMENTS AND OTHER MATTERS. To the best of Borrower's knowledge and belief, the Borrower is not in default in the performance of any material obligation, covenant, or condition in any material agreement to which it is a party or by which it is bound. Neither the execution nor delivery of any of the Loan Documents, nor fulfillment of, nor compliance with their respective terms and provisions will conflict with, or result in a material breach of the terms, conditions or provisions of, or constitute a default under, or result in any


                                 Loan Agreement
material violation of, or result in the creation of any Lien (except those created by the Loan Documents) upon any of the properties or assets of the Borrower pursuant to, or require any consent, approval or other action by or any notice to or filing with any Tribunal (other than routine filings after the Effective Date with the Securities and Exchange Commission, any securities exchange and/or state blue sky authorities) pursuant to any award of any arbitrator, or any agreement, instrument or Laws to which the Borrower is subject.

        6.4 TITLE TO PROPERTIES, AUTHORITY. The Borrower has full power, authority and legal right to own and operate the properties which it now owns and operates, and to carry on the lines of business in which it is now engaged, and to the knowledge of Borrower has good and defensible title to all of its assets. The Borrower has full power, authority and legal right to execute and deliver and to perform and observe the provisions of this Agreement and the other Loan Documents and the Loan Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms, subject only to applicable bankruptcy, insolvency or similar laws and general principles of equity.

        6.5 CORPORATE AUTHORIZATION. The Borrower has duly authorized the execution and delivery of each of the Loan Documents and the performance of their respective terms. No other authorizations, approvals, consents or actions of any other Person are required as a prerequisite to the validity and enforceability of the Loan Documents.

                                  ARTICLE VII

                                EVENTS OF DEFAULT

        7.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an Event of Default (whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of Law or otherwise):

                (a) Borrower shall fail to make any monthly or other payment due on the Note, or fail to pay any other fee, charge or assessment within five
(5) days after the same shall become due and payable (whether by extension, renewal, acceleration, maturity or otherwise); or

                (b) Any representation, warranty or certification of the Borrower made herein, or in any other writing furnished in connection with or pursuant to any of the Loan Documents shall have been incorrect, false or misleading in any material respect on the date when made; or

                (c) The Borrower shall fail to duly observe, perform or comply with any covenant, agreement or term (other than payment provisions which are governed by subparagraph (a) hereof) contained in this Agreement or any of the Loan Documents and such default or breach shall have not been cured or remedied within thirty (30) days following the date the Lender first notifies the Borrower in writing; or

                (d) Any of the following: (i) the Borrower shall be unable to pay its debts as they mature, or shall make an assignment for the benefit of creditors or admit in writing its inability to pay its debts generally as they become due or fail generally to pay its debts as they mature; or (ii) an order, judgment or decree is entered adjudicating the Borrower insolvent or an order for relief under the United States Bankruptcy Code is entered with respect to the Borrower;


                                 Loan Agreement
or (iii) the Borrower shall petition or apply to any Tribunal for the appointment of a trustee, receiver, custodian or liquidator of the Borrower or of any substantial part of the assets of the Borrower or shall commence any proceedings relating to the Borrower under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debts, dissolution, or liquidation Law of any jurisdiction, whether now or hereafter in effect; or (iv) any such petition or application shall be filed, or any such proceedings shall be commenced, against the Borrower and the Borrower by any act shall indicate its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree shall be entered appointing any such trustee, receiver, custodian or liquidator, or approving the petition in any such proceedings, and such order, judgment or decree shall remain unstayed and in effect for more than thirty (30) days; or (v) the Borrower shall fail to make timely payment or deposit of any amount of tax required to be withheld by such Borrower and paid to or deposited to or to the credit of the United States of America pursuant to the provisions of the Internal Revenue Code of 1986, as amended, in respect of any and all wages and salaries paid to employees of the Borrower; or

                (e) Any default or event of default under any of the other Loan Documents following the lapse of any applicable curative or grace period provided therein.

        7.2 REMEDIES. Upon the occurrence of any Event of Default referred to in Section 7.1, the Note and all other Indebtedness shall be immediately due and payable, without notice of any kind. Upon the occurrence of any other Event of Default, and without prejudice to any right or remedy of the Lender under this Agreement or the Loan Documents or under applicable Law or under any other instrument or document delivered in connection herewith, the Lender may declare the Note and the Indebtedness, or any part thereof, to be forthwith due and payable, whereupon the Note and the other Indebtedness, or such portion as is designated by the Lender shall forthwith become due and payable, without presentment, demand, notice or protest of any kind, all of which are hereby expressly waived by the Borrower. No delay or omission on the part of the Lender in exercising any power or right hereunder or under the Note, the Loan Documents or under applicable law shall impair such right or power or be construed to be a waiver of any default or any acquiescence therein, nor shall any single or partial exercise by Lender of any such power or right preclude other or further exercise thereof or the exercise of any other such power or right by such Person. In the event that all or part of the Indebtedness becomes or is declared to be forthwith due and payable as herein provided, Lender shall have the right to set off the amount of all the Indebtedness of the Borrower owing to such Person against, and shall have a lien upon and security interest in, all property of the Borrower in such Person's possession at or subsequent to such default, regardless of the capacity in which such property is held, including but not limited to any balance or share of any deposit, demand, collection or agency account. At any time after the occurrence of any Event of Default, the Lender may, at its option, cause an audit of any and/or all of the books, records and documents of the Borrower to be made by auditors satisfactory to the Lender at the expense of the Borrower. The Lender also shall have, and may exercise, each and every right and remedy granted to it for default under the terms of the other Loan Documents.


                                 Loan Agreement

        7.3 APPLICATION OF PROCEEDS. After the exercise of remedies provided for in Section 7.2 (or after the Indebtedness automatically becomes immediately due and payable as set forth in Section 7.2), any amounts received on account of such Indebtedness shall be applied in the following order:

        FIRST: to payment of that portion of the Indebtedness constituting fees, indemnities, expenses or other amounts (other than principal and interest) payable to the Lender (including fees, charges and disbursements of counsel);

        SECOND: to payment of accrued and unpaid interest on the Indebtedness;

        THIRD: to payment of unpaid principal of the Indebtedness;

        and

        LAST: the balance, if any, after all of the Indebtedness has been indefeasibly paid in full, to Borrower or as otherwise required by applicable Laws.

                                  ARTICLE VIII

                                  MISCELLANEOUS

        8.1 NOTICES. Unless otherwise provided herein, all notices, requests, consents and demands shall be in writing and shall be either hand-delivered (by courier or otherwise), mailed by certified mail, postage prepaid, or transmitted via telex or facsimile to the respective addresses specified below, or, as to any party, to such other address as may be designated by it in written notice to the other parties:


                  If to the Borrower, to:

                  Isramco, Inc.
                  11767 Katy Freeway, Suite 711
                  Houston, TX 77079
                  Telephone No.:  (713) 621 -3882
                  Facsimile No.:  (713) 621 - 3988
                  e - mail jayoil@swbell.net

                  With a copy to:

                  Schaeffer Hutchinson PC
                  Attn.: Mr. James H. Hutchinson, III
                  2204 Louisiana, Suite 220
                  Houston, Texas  77002
                  Phone:  (713) 524 - 7300
                  e - mail:  jhutchinson@schalaw.com


                                 Loan Agreement

                  If to the Lender, to:

                  I.O.C. Israel Oil Company, Ltd.
                  8 Granit St.
                  P.O.B. 10188
                  Petach-Tikva 49002
                  Israel
                  Phone:  972-3-922-922-5
                  e-mail:  office@isramco.com

All notices, requests, consents and demands hereunder will be effective when hand-delivered or transmitted by telecopier or sent, answer-back received, respectively, by the Lender to the notice address of the Borrower, or two (2) Business Days after the date when mailed by certified mail, postage prepaid, in each case given or addressed as aforesaid by either party hereto.

        8.2 PLACE OF PAYMENT. All sums payable hereunder shall be paid in immediately available funds, at such location as may be designated from time to time in writing by Lender. If any interest, principal or other payment falls due on a date other than a Business Day, then (unless otherwise provided herein) such due date shall be extended to the next succeeding Business Day, and such extension of time will, in such case, be included in computing interest, if any, in connection with such payment.

        8.3 SURVIVAL OF AGREEMENTS. All covenants, agreements, representations and warranties made herein shall survive the execution and the delivery of Loan Documents.

        8.4 PARTIES IN INTEREST. All covenants, agreements and obligations contained in this Agreement shall bind and inure to the benefit of the parties hereto and the respective successors and permitted assigns of the parties hereto, except that the Borrower may not assign any of its rights or obligations hereunder or under the Note without the prior written consent of the Lender.

        8.5 GOVERNING LAW. This Agreement and the Note shall be deemed to have been made or incurred under the Laws of the State of Texas and shall be construed and enforced in accordance with and governed by the Laws of Texas except only where the applicable remedial or procedural laws of the other jurisdictions are situated are applicable thereto. Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch 15 (which regulates certain revolving credit loan accounts and revolving tri-party accounts) shall not apply to this Agreement or the Note.

        8.6 INTEREST. It is the intention of the parties hereto that the Lender shall conform strictly to usury laws applicable to them. Accordingly, if the transactions contemplated hereby would be usurious as to the Lender under laws applicable to it (including the laws of the United States of America or any other jurisdiction whose laws may be mandatorily applicable the Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to the Lender that is contracted for, taken, reserved, charged or received by the Lender under any of the Loan Documents or agreements or otherwise in connection with the Note shall under no circumstances exceed the Maximum Rate, and any excess shall be canceled automatically and if


                                 Loan Agreement
theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by any Lender to the Borrower); and (ii) in the event that the maturity of the Note is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Lender may never include interest greater than the Maximum Rate, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by the Lender to the Borrower). All sums paid or agreed to be paid to the Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law, be amortized, prorated, allocated and spread throughout the full term of the Loans evidenced by the Note until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the Maximum Rate. If at any time and from time to time (i) the amount of interest payable to the Lender on any date shall be computed at the highest lawful rate applicable to the Lender pursuant to this Section 8.6; and
(ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to Lender would be less than the amount of interest payable to the Lender computed at the highest lawful rate applicable to the Lender, then the amount of interest payable to the Lender in respect of such subsequent interest computation period shall continue to be computed at the highest lawful rate applicable to the Lender until the total amount of interest payable to the Lender shall equal the total amount of interest which would have been payable to the Lender if the total amount of interest had been computed without giving effect to this Section 8.6. To the extent that the Texas Credit Title (V.T.C.A., Texas Finance Code ss.ss. 301.001 et seq.) is relevant to the Lender for the purpose of determining the highest lawful rate, the Lender hereby elects to determine the applicable ceiling rate under the Texas Credit Title by the weekly ceiling from time to time in effect.

        8.7 NO WAIVER, CUMULATIVE REMEDIES. No failure to exercise, and no delay in exercising, on the part of the Lender, any right, power or privilege hereunder or under any other Loan Document or applicable Law shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege of the Lender. The rights and remedies herein provided are cumulative and not exclusive of any other rights or remedies provided by any other instrument or by law. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

        8.8 COSTS. The Borrower agrees to pay to the Lender on demand all recording fees and filing costs, all reasonable attorneys fees and reasonable legal expenses incurred or accrued by the Lender in connection with and preparation, negotiation, closing, administration, perfection, enforcement, refinancing, renegotiation, restructuring, amendment, waiver or other modifications of this Agreement and the Loan Documents or any amendment, waiver, consent or modification to and of the Loan Documents. In any action to enforce or construe the provisions of this Agreement or any of the Loan Documents, the Lender shall be entitled to recover its reasonable attorneys' fees, disbursements of counsel and all costs and expenses related thereto.


                                 Loan Agreement

        8.9 RIGHT OF SET - OFF. The Borrower hereby grants to the Lender a lien, security interest and right of setoff as security for all Indebtedness and obligations of the Borrower upon and against all deposits, credit, and property of the Borrower, now or hereafter in the possession, custody, safekeeping or control of such Person; and upon (a) the occurrence and during the continuance of any Event of Default; and (b) the decision by the Lender to declare the Note due and payable pursuant to the provisions of Article VII, the Lender is hereby authorized at any time and from time to time, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final, other than trust funds) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the Indebtedness of the Borrower now or hereafter existing under this Agreement and the Note, irrespective of whether demand under this Agreement or the Note shall have been made and although such Indebtedness may be unmatured. The Lender shall promptly notify the Borrower after any such set off and application; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set - off) that such Persons may have at law, in equity or otherwise.

        8.10 HEADINGS. The article and section headings of this Agreement are for convenience of reference only and shall not constitute a part of the text hereof nor alter or otherwise affect the meaning or interpretation of any provision hereof.

        8.11 SEVERABILITY. The unenforceability or invalidity as determined by a Tribunal of competent jurisdiction, of any provision or provisions of this Agreement shall not render unenforceable or invalid any other provision or provisions hereof.

        8.12 CONFIDENTIALITY. In the event that the Borrower provides to the Lender written confidential information belonging to the Borrower, the Lender shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information. This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain; (ii) hereafter become part of the public domain, without the Lender breaching its obligation of confidence to the Borrower; (iii) are previously known by the Lender from some source other than the Borrower; (iv) are hereafter developed by the Lender without using the Borrower's information; (v) are hereafter obtained by the Lender from a third party who owes no obligation of confidence to the Borrower with respect to such information; (vi) are disclosed with the Borrower's consent; (vii) must be disclosed either pursuant to any Governmental Requirement or to Persons regulating the activities of the Lender; or (viii) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding. Further, the Lender may disclose any such information to consultants, any independent certified public accountants or any legal counsel employed by such Persons in connection with this Agreement, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees and participants) in the Loan; provided, however, that the Lender imposes on the Person to whom such information is disclosed the same obligation to maintain the confidentiality of such information as is imposed upon it hereunder. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease two (2) years from the date the information was furnished, unless the Borrower requests in writing at least thirty (30) days prior to the expiration of such two (2) year


                                 Loan Agreement
period, to maintain the confidentiality of such information for an additional two (2) year period. The Lender agrees not to issue or cause to be issued any tombstone or other publicly published announcement of the lending facilities established by this Agreement without the Borrower's review and approval thereof, which such approval will not be unreasonably withheld.

        8.13 SURVIVAL. To the extent that any payments on the Indebtedness are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor-in-possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Liens, security interests, rights, powers and remedies under this Agreement shall continue in full force and effect.

        8.14 NO ORAL AGREEMENTS. THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        8.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement.

        8.16 AMENDMENTS. No amendment or waiver of any provision of this Agreement, the Note, or any other Loan Document to which the Borrower is a party, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Lender and the Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver, or consent shall, unless in writing and signed by the Lender and the Borrower, do any of the following: (a) reduce the principal of, or interest on, the Note or any fees or other amounts payable hereunder; (b) postpone any date fixed for any payment of principal of, or interest on, the Note or any fees or other amounts payable hereunder; (c) change the percentage of the Commitment or of the aggregate unpaid principal amount of the Note; or
(d) change any provision contained in this Section 8.16.

        8.17 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lender. The Borrower and the Lender agree that the Lender may at any time assign to one or more assignees all, or a proportionate part of all, of its rights and obligations under this Agreement and the other Loan Documents.


                                 Loan Agreement

        IN WITNESS WHEREOF, the Borrower has caused this Agreement to be executed and delivered to the Lender, effective as of the day and year first above written by the undersigned duly authorized corporate officer of the Borrower.

                                      BORROWER:

                                      ISRAMCO, INC.
                                      A Delaware corporation

                                      By: /s/ Haim Tsuff
                                          --------------
                                          Haim Tsuff, Chief executive Officer

                                      LENDER:

                                      I.O.C. ISRAEL OIL COMPANY, LTD.

                                      By: /s/ Jackob Maimon
                                          -----------------
                                          Jackob Maimon, Director


                                      By: /s/ Noa Lendner
                                          Noa Lendner, Authorized Representative



                                 Loan Agreement
                                    Page 17